UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to § 240.14a-12

FG NEW AMERICA ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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In connection with the previously announced business combination between Opportunity Financial, LLC (“OppFi”) and FG New America Acquisition Corp. (“FGNA” or the “Company”), on April 15, 2021, OppFi’s CEO, Jared Kaplan, participated in an interview with Gregg Greenberg on C-Suite TV Insights. A transcript of Mr. Kaplan’s interview and the associated social media posts made on April 16, 2021 are being filed herewith as soliciting material.

Transcript of Jared Kaplan (OppFi) Interview with Gregg Greenberg of C-Suite TV Network on April 15, 2021

Gregg Greenberg: Welcome to C-Suite TV Insights, I’m Gregg Greenberg. 60 million Americans are shut out of traditional banking services because of their credit. Jared Kaplan, CEO of OppFi, is working to bring them back into the financial world through the use of technology. He's here to explain how. Welcome, Jared.

Jared Kaplan: Thanks so much, Greg, for having me, I appreciate it.

Greenberg: Well, it's great to have you. First off, how big a problem is it to have that many underbanked Americans?

Kaplan: It’s a massive problem. 80% of the country live paycheck to paycheck, almost 60% have less than $1,000 of savings in their bank account. And these 60 million need access, they're locked out when their car breaks down, or they have an unexpected medical event, without seeing through a traditional credit score they're really abandoned, it's a tough situation.

Greenberg: So, how does OppFi bring these underbanked folks back into the system?

Kaplan: Well, we work with banks, typically community banks, who hire us to acquire, to underwrite and to service these customers, and we've got some really interesting credit decision technology that allows us to look past the traditional credit score and understand someone's ability and willingness to repay based upon alternative data.

Greenberg: So, how is the pandemic changed access to credit and how will this evolve as the country reopens?

Kaplan: The pandemic has played out quite differently. Credit has actually been pretty strong, people had stimulus, they haven't been spending as much money they've been paying down debt, their credit scores have been going up, but no one gives them credit for that, no pun intended, they think the traditional credit score is overstated because of some of these one-time events, and therefore, access to credit, is if not equal, worse than it was prior to the pandemic.

Greenberg: What separates OppFi from other fintechs for both the customer and investor standpoint?

Kaplan: There's a number of key differentiators. I think how we acquire is quite different. We're reliant on organic marketing techniques like search engine optimization, our underwriting philosophies which are heavily influenced by AI and machine learning, focused on complete, alternative data, nothing traditional, but most importantly we do business in the way the customer wants to do business. Lots of time that straight through, but many times they call us. We actually have the number on the website and they call us and human-to-human we talk to them. And oh by the way, we've been profitable – gap net income profitable for the last five years.

Greenberg: Also, what does it mean to have former TD Ameritrade Chairman Joe Moglia as one of your primary backers, that's got to be a big deal, right?

Kaplan: Huge deal. Having Joe as a partner is key. He's got such a tremendous leadership background both in business and in sports. He amplifies our voice, he helps tell the story of the 60 million, and we can defend against the spread offense right now, so that's pretty good, too.

Greenberg: And then finally, as CEO of a high-growth company like OppFi, how do you plan to scale the company to keep the momentum going?

Kaplan: Great question. It all starts with the team. To build a great company, you have to attract the right talent. To keep the company great, you have to retain that talent. We’ll continue to invest in our technology and product and we're going to build the digital financial services destination for this everyday consumer, for the 60 million, so we're going to wrap around a whole bunch of additional products and services as well.

Greenberg: Well, thanks for coming on and talking about it. Thank you for some C-Suite TV Insights. I'm Gregg Greenberg.

###

The following communication was shared by Jared Kaplan, CEO of OppFi, through his LinkedIn page on April 16, 2021:

LinkedIn: I sat down with @ Greg Greenberg from @ C-Suite TV to discuss how OppFi is powering banks to further our mission of helping everyday consumers to rebuild their financial health and to graduate back into mainstream credit. Check out the full interview.

https://c-suitenetwork.com/tv/video/jared-kaplan-ceo-of-oppfi/

Important Information regarding the OppFi/FG New America transaction, participants in the solicitation and non-solicitation: oppl.co/31nNfWi

The following communication was shared by Jared Kaplan, CEO of OppFi, through his Twitter account on April 16, 2021:

Twitter: Thanks to @CSuiteTV for sitting down with me to chat about the OppFi vision and how we are powering banks to facilitate #CreditAccess for the everyday consumer. #SPAC $FGNA

https://oppl.co/3dnwVeZ

Important Info re: OppFi/FGNA transaction: oppl.co/31nNfWi

The following communication was shared by OppLoans on its LinkedIn page on April 16, 2021:

LinkedIn: Our CEO @ Jared Kaplan appeared on @ C-Suite TV to talk about the OppFi vision of facilitating access to credit for the everyday consumer and our customer-first approach. Watch the full interview below.

https://c-suitenetwork.com/tv/video/jared-kaplan-ceo-of-oppfi/

Important Information regarding the OppFi/FG New America transaction, participants in the solicitation and non-solicitation: oppl.co/31nNfWi

The following communication was shared by OppLoans on its Twitter account on April 16, 2021:

Twitter: OppFi CEO @JaredSKaplan sat down with @CSuiteTV to discuss our goal of promoting #FinancialInclusion through simple, transparent credit products for the everyday consumer. $FGNA

https://oppl.co/3dnwVeZ

Important Info re: OppFi/FGNA transaction: oppl.co/31nNfWi

The transcript of the interview linked in the social media posts is follows:

Gregg Greenberg: Welcome to C-Suite TV Insights, I’m Gregg Greenberg. 60 million Americans are shut out of traditional banking services because of their credit. Jared Kaplan, CEO of OppFi, is working to bring them back into the financial world through the use of technology. He's here to explain how. Welcome, Jared.

Jared Kaplan: Thanks so much, Greg, for having me, I appreciate it.

Greenberg: Well, it's great to have you. First off, how big a problem is it to have that many underbanked Americans?

Kaplan: It’s a massive problem. 80% of the country live paycheck to paycheck, almost 60% have less than $1,000 of savings in their bank account. And these 60 million need access, they're locked out when their car breaks down, or they have an unexpected medical event, without seeing through a traditional credit score they're really abandoned, it's a tough situation.

Greenberg: So, how does OppFi bring these underbanked folks back into the system?

Kaplan: Well, we work with banks, typically community banks, who hire us to acquire, to underwrite and to service these customers, and we've got some really interesting credit decision technology that allows us to look past the traditional credit score and understand someone's ability and willingness to repay based upon alternative data.

Greenberg: So, how is the pandemic changed access to credit and how will this evolve as the country reopens?

Kaplan: The pandemic has played out quite differently. Credit has actually been pretty strong, people had stimulus, they haven't been spending as much money they've been paying down debt, their credit scores have been going up, but no one gives them credit for that, no pun intended, they think the traditional credit score is overstated because of some of these one-time events, and therefore, access to credit, is if not equal, worse than it was prior to the pandemic.

Greenberg: What separates OppFi from other fintechs for both the customer and investor standpoint?

Kaplan: There's a number of key differentiators. I think how we acquire is quite different. We're reliant on organic marketing techniques like search engine optimization, our underwriting philosophies which are heavily influenced by AI and machine learning, focused on complete, alternative data, nothing traditional, but most importantly we do business in the way the customer wants to do business. Lots of time that straight through, but many times they call us. We actually have the number on the website and they call us and human-to-human we talk to them. And oh by the way, we've been profitable – gap net income profitable for the last five years.

Greenberg: Also, what does it mean to have former TD Ameritrade Chairman Joe Moglia as one of your primary backers, that's got to be a big deal, right?

Kaplan: Huge deal. Having Joe as a partner is key. He's got such a tremendous leadership background both in business and in sports. He amplifies our voice, he helps tell the story of the 60 million, and we can defend against the spread offense right now, so that's pretty good, too.

Greenberg: And then finally, as CEO of a high-growth company like OppFi, how do you plan to scale the company to keep the momentum going?

Kaplan: Great question. It all starts with the team. To build a great company, you have to attract the right talent. To keep the company great, you have to retain that talent. We’ll continue to invest in our technology and product and we're going to build the digital financial services destination for this everyday consumer, for the 60 million, so we're going to wrap around a whole bunch of additional products and services as well.

Greenberg: Well, thanks for coming on and talking about it. Thank you for some C-Suite TV Insights. I'm Gregg Greenberg.

###

Important Information About the Business Combination and Where to Find It

In connection with the proposed business combination, the Company filed a preliminary proxy statement and will file a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). The Company’s stockholders and other interested persons are advised to read the preliminary proxy statement and the amendments thereto and, when available, the definitive proxy statement and documents incorporated by reference therein filed in connection with the business combination, as these materials contain important information about OppFi, the Company and the business combination. When available, the definitive proxy statement and other relevant materials for the business combination will be mailed to stockholders of the Company as of a record date to be established for voting on the business combination. Stockholders of the Company will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: FG New America Acquisition Corp., 105 S. Maple Street, Itasca, Illinois 60143, Attention: Hasan Baqar.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the business combination. A list of the names of those directors and executive officers and a description of their interests in the Company was filed in the preliminary proxy statement for the proposed business combination and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to FG New America Acquisition Corp., 105 S. Maple Street, Itasca, Illinois 60143, Attention: Hasan Baqar. Additional information regarding the interests of such participants will be contained in the proxy statement for the business combination when available.

OppFi and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the business combination. A list of the names of such directors and executive officers and information regarding their interests in the business combination was included in the preliminary proxy statement for the proposed business combination. Additional information regarding the interests of such participants will be contained in the proxy statement for the business combination when available.

Forward-Looking Statements

This communication includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. FGNA's and OppFi's actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, OppFi's expectations with respect to the future performance of OppFi’s platform, OppFi’s expectations for its growth and profitability, OppFi's new products and their performance and OppFi’s beliefs regarding the impact of the proposed business combination on its business. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside FGNA's and OppFi's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive business combination agreement (the "Agreement"); (2) the outcome of any legal proceedings that may be instituted against FGNA and OppFi following the announcement of the Agreement and the transactions contemplated therein; (3) the inability to complete the proposed business combination, including due to failure to obtain approval of the stockholders of FGNA, certain regulatory approvals or satisfy other conditions to closing in the Agreement, including with respect to the levels of FGNA stockholder redemptions; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement or could otherwise cause the transaction to fail to close; (5) the impact of COVID-19 on OppFi's business and/or the ability of the parties to complete the proposed business combination; (6) the inability to obtain or maintain the listing of the combined company's shares of common stock on the New York Stock Exchange following the proposed business combination; (7) the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the proposed business combination; (8) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of OppFi to grow and manage growth profitably and retain its key employees; (9) costs related to the proposed business combination; (10) changes in applicable laws or regulations; (11) the possibility that OppFi or FGNA may be adversely affected by other economic, business, and/or competitive factors; (12) whether OppFi will be successful in launching OppFi Card, including whether there will be consumer or market acceptance of OppFi Card; and (13) other risks and uncertainties indicated from time to time in FGNA’s proxy statement relating to the proposed business combination, including those under "Risk Factors" therein, and in FGNA's other filings with the SEC. FGNA and OppFi caution that the foregoing list of factors is not exclusive. FGNA and OppFi caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. FGNA and OppFi do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the business combination. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.